BURLINGTON NORTHERN INC.
                                           3800 Continental Plaza
             GERALD GRINSTEIN              777 Main Street
             Chairman and                  Ft. Worth, Texas 76102-5384
             Chief Executive Officer       (817) 333-2272

                                           June 29, 1994

             Mr. Robert D. Krebs
             Chairman, President and
               Chief Executive Officer
             Santa Fe Pacific Corporation
             1700 E. Golf Road
             Schaumburg, IL  60173

             Dear Rob:

             This letter will confirm our mutual agreement regarding corporate governance issues after the merger between Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP"):

             1. The Board of Directors of the merged company will be constituted as follows: two-third of the Directors will be designated by BNI, and one-third of the Directors will be designated by SFP. These designations will be made before the merger is consummated.

             2. I will serve as Chairman of the Board of the merged company, and you will be the President and Chief Executive Officer of the merged company.

             3. We will thoroughly review who would be best suited to be the officers of the merged company and its subsidiaries. We will then submit our mutual recommendations to the Board of Directors of the merged company, which will be responsible for the careful selection of the officers to be elected or appointed.

             This mutual agreement has been authorized by each of our respective Boards of Directors at meetings today. We























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             Robert D. Krebs               -2-             June 29, 1994



             acknowledge that this is an agreement contemplated by the Merger Agreement between our respective companies.

                                                Sincerely yours,


                                                /s/ Gerald Grinstein
                                                -----------------------
                                                Gerald Grinstein
                                                for BNI



             Agreed and accepted:


             /s/ Robert D. Krebs
             --------------------------
             Robert D. Krebs
             for SFP